Exhibit 4.20

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:51 AM 07/22/2008
FILED 10:51 AM 07/22/2008
SRV 080805128 – 4158433 FILE

RESTATED CERTIFICATE OF TRUST

OF BB&T CAPITAL TRUST III

     THIS RESTATED CERTIFICATE OF TRUST is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, and Frances B. Jones and Christopher L. Henson, each an individual, as trustees, in accordance with the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the “Act”) to amend and restate the original certificate of trust filed May 12, 2006 of BB&T Capital Trust III (the “Trust”), to change the name of the Trust. The original certificate of trust is hereby amended and restated as follows:

     1. NAME. The name of the Trust is BB&T Capital Trust V.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

     3. EFFECTIVE DATE. This Restated Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned have executed this Restated Certificate of Trust in accordance with Section 3811(a)(2) of the Act.

WILMINGTON TRUST COMPANY, not in its
individual capacity but solely as Trustee

By:	/s/ Erik E. Overcash
Name:	Erik E. Overcash
Title:	Authorized Signer Assistant Vice President

Frances B. Jones, not in her individual capacity
but solely as Trustee

Christopher L. Henson, not in his individual
capacity but solely as Trustee

RESTATED CERTIFICATE OF TRUST

OF BB&T CAPITAL TRUST III

     THIS RESTATED CERTIFICATE OF TRUST is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, and Frances B. Jones and Christopher L. Henson, each an individual, as trustees, in accordance with the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the “Act”) to amend and restate the original certificate of trust filed May 12, 2006 of BB&T Capital Trust III (the “Trust”), to change the name of the Trust. The original certificate of trust is hereby amended and restated as follows:

     1. NAME. The name of the Trust is BB&T Capital Trust V.

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

     3. EFFECTIVE DATE. This Restated Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned have executed this Restated Certificate of Trust in accordance with Section 3811(a)(2) of the Act.

WILMINGTON TRUST COMPANY, not in its
individual capacity but solely as Trustee

By:
Name:
Title:	Authorized Signer

/s/ Frances B. Jones
Frances B. Jones, not in her individual capacity
but solely as Trustee

/s/ Christopher L. Henson
Christopher L. Henson, not in his individual
capacity but solely as Trustee